Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A-4 of our report dated March 26, 2013 with respect to the audited financial statements of Kallo Inc. for the years ended December 31, 2012 and 2011.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada
July 30, 2013

Chartered Accountants
Licensed Public Accountants

2300 Yonge Street, Suite 1500
Toronto, Ontario M4P 1E4
Tel: 416 785 5353
Fax: 416 785 5663